Exhibit 99.2

Boston Properties, Inc.
111 Huntington Avenue
Boston, MA 02199
(NYSE: BXP)

AT THE COMPANY	AT FRB/WEBER SHANDWICK
Kathleen DiChiara	Marilynn Meek - General Info. (212) 445-8431
Investor Relations	Suzie Pileggi – Media (212) 445-8170
(617) 236-3300

FOR IMMEDIATE RELEASE:
July 22, 2003

BOSTON PROPERTIES, INC. ANNOUNCES

SECOND QUARTER 2003 RESULTS

Reports diluted FFO per share of $1.03                                                            Reports diluted EPS of $0.64

BOSTON, MA, July 22, 2003 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, today reported results for the second quarter ended June 30, 2003.

Funds from Operations (FFO) for the quarter ended June 30, 2003 were $103.4 million, or $1.07 per share basic and $1.03 per share diluted before an accounting charge related to the application of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”.  This compares to FFO of $98.2 million, or $1.07 per share basic and $1.02 per share diluted for the quarter ended June 30, 2002.  The weighted average number of basic and diluted shares outstanding totaled 96,530,769 and 107,408,373, respectively, for the quarter ended June 30, 2003 and 91,357,121 and 105,982,092, respectively, for the same quarter last year.

Net income available to common shareholders per share (EPS) for the quarter ended June 30, 2003 was $0.66 basic and $0.64 on a diluted basis. This compares to EPS for the second quarter of 2002 of $0.60 basic and $0.59 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended June 30, 2003.  In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of June 30, 2003, the Company’s portfolio consisted of 139 properties comprising more than 42.9 million square feet, including three properties under construction totaling 2.0 million square feet.  The overall percentage of leased space for the properties in service as of June 30, 2003 was 92.8%.

As previously reported, the Company’s stockholders elected at its May 2003 Annual Meeting of Stockholders three new independent members to the Company’s Board of Directors.  The new directors are:

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•                  Lawrence S. Bacow - President of and a Director for Tufts University.  He previously served as Chancellor of the Massachusetts Institute of Technology.

•                  William M. Daley - President of SBC Communications, Inc.  He served as United States Secretary of Commerce from January 1997 to July 2000 and as Chairman of the 2000 presidential election campaign of Vice President Al Gore.

•                  David A. Twardock - President and Chief Executive Officer of Prudential Mortgage Capital Company, LLC, the real estate affiliate of Prudential Financial, Inc.

Significant events of the second quarter include:

•                  The increase in the quarterly dividend paid to holders of the Company's Common Stock from $0.61 per share to $0.63 per share. This represents a 3.3% increase.

•                  The Company used the net proceeds from its Operating Partnership’s March 18, 2003 $300.0 million offering of senior unsecured notes and a draw of approximately $105.8 million from its unsecured line of credit to:

•                  Refinance and pay down its mortgage loan secured by the Five Times Square property in New York City from $376.7 million to $75.4 million.

•                  Repay the Shaw’s Supermarket mortgage loan secured by the property at the Prudential Center in Boston, Massachusetts, totaling $21.5 million on April 1, 2003.

•                  Acquire the remaining 50% outside interest in its Discovery Square joint venture on April 1, 2003 for cash of $18.3 million and the assumption of the mortgage debt on the property of approximately $32.4 million.  Subsequent to the acquisition, the Company repaid in full the mortgage debt on the property totaling $64.7 million.

•                  The Company’s Operating Partnership closed on a private offering in reliance on Rule 144A on May 22, 2003 of $250.0 million senior unsecured notes due 2015, yielding 5.075%.  The Company used the net proceeds from the offering to:

•                  Repay the mortgage loan secured by the property at 2600 Tower Oaks Boulevard in Rockville, Maryland totaling $31.0 million on May 22, 2003.

•                  Repay in full the unsecured line of credit.

•                  The Company modified a $62.7 million mortgage loan bearing interest at 9.646% which is secured by the Reservoir Place property in Waltham Massachusetts.  In connection with the modification, the Company made a principal pay-down of $9.1 million and incurred an up-front $2.1 million prepayment fee on that amount which is being amortized over the term of the modified loan.  The modified mortgage loan

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totaling $53.6 million bears interest at a fixed rate of 7.0% per annum and matures on July 1, 2009.

•                  The Company recognized a gain on sale of $3.4 million (net of minority interest share of $0.7 million) related to the transfer of a mortgage.

•                  The Company placed-in-service the following properties:

•                  Two Freedom Square - a 422,930 square foot joint venture Class-A office property in Reston, Virginia in which the Company has a 50% ownership interest. This project is 99% leased.

•                  Shaw’s Supermarket development project - a 57,235 square foot retail property at the Prudential Center in Boston, Massachusetts.  This project is 100% leased.

•                  The Company completed the public registration of its Operating Partnership with the Securities and Exchange Commission related to its issuance of unsecured senior notes.

•                  The Company’s Operating Partnership delivered a redemption notice for all of its Series One Preferred Units.  The Series One Preferred Units will be converted into common Operating Partnership units on August 12, 2003.

EPS and FFO Per Share Guidance:

The Company’s guidance for the third and fourth quarters of 2003 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.  The reconciliation of Projected EPS to Projected FFO per share, as provided below, is consistent with the Company’s historical computations.

	Third Quarter 2003			Fourth Quarter 2003
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.51	-	$0.54	$0.54	-	$0.58

Add:

Projected Company Share of Real Estate	$0.45	-	$0.43	$0.45	-	$0.43
Depreciation and Amortization

Projected Company Share of Net Derivatives	$0.01	-	$0.01	$0.01	-	$0.01

Less:

Dilutive Impact of Preferred Securities	$0.01	-	$0.01	$0.03	-	$0.03

Projected FFO per Share (diluted) before net derivatives	$0.96	-	$0.97	$0.97	-	$0.99

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The foregoing estimates reflect management’s view of current and future market conditions, including certain assumptions with respect to rental rates and occupancy levels.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call tomorrow, July 23, 2003 at 10:00 AM (Eastern Time), open to the general public, to discuss the results of this year’s second quarter.  The number to call for this interactive teleconference is (800) 374-1372.  A replay of the conference call will be available through July 30, 2003 by dialing (800) 642-1687 and entering the passcode 1582716.  An audio-webcast will be archived and can be accessed at www.bostonproperties.com in the Investor section under the header Audio Archive.

Additionally, a copy of Boston Properties’ second quarter 2003 “Supplemental Operating and Financial Data” and this press release are available in the Investor section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office, industrial and hotel properties.  The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in four core markets – Boston, Midtown Manhattan, Washington, D.C. and San Francisco.

This press release contains forward-looking statements within the meaning of the Federal securities laws.  You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements.  These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the third and fourth quarters of 2003.

Financial tables follow.

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BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
	(unaudited and in thousands, except for per share amounts)

Revenue
Rental:
Base rent	$248,848	$231,296	$496,201	$449,313
Recoveries from tenants	37,262	35,549	77,143	68,525
Parking and other	13,955	12,458	28,150	24,554
Total rental revenue	300,065	279,303	601,494	542,392
Hotel revenue	17,213	—	30,459	—
Development and management services	5,429	1,710	10,019	5,408
Interest and other	663	2,310	1,078	3,582
Total revenue	323,370	283,323	643,050	551,382

Expenses
Operating
Rental	95,689	88,524	194,791	174,822
Hotel	12,258	—	23,429	—
General and administrative	11,028	13,564	22,427	24,633
Interest	75,447	64,366	149,092	125,181
Depreciation and amortization	50,742	42,336	100,566	83,886
Net derivative losses	991	4,826	1,923	5,129
Loss from early extinguishment of debt	—	—	1,474	—
Loss on investments in securities	—	—	—	4,297
Total expenses	246,155	213,616	493,702	417,948
Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gain on sale of real estate and other assets, discontinued operations and preferred dividend	77,215	69,707	149,348	133,434
Minority interests in property partnerships	245	712	642	1,183
Income from unconsolidated joint ventures	1,353	1,659	4,011	3,341
Income before minority interest in Operating Partnership, gain on sale of real estate and other assets, discontinued operations and preferred dividend	78,813	72,078	154,001	137,958
Minority interest in Operating Partnership	(19,123)	(18,867)	(37,642)	(36,685)
Income before gain on sale of real estate and other assets, discontinued operations and preferred dividend	59,690	53,211	116,359	101,273
Gain on sale of real estate and other assets, net of minority interest	3,546	—	56,513	—
Income before discontinued operations and preferred dividend	63,236	53,211	172,872	101,273
Discontinued Operations:
Income from discontinued operations, net of minority interest	—	3,207	1,942	6,313
Gains on sales of real estate from discontinued operations, net of minority interest	—	—	73,611	5,840
Income before preferred dividend	63,236	56,418	248,425	113,426
Preferred dividend	—	(1,643)	—	(3,286)
Net income available to common shareholders	$63,236	$54,775	$248,425	$110,140

Basic earnings per share:
Income available to common shareholders before discontinued operations	$0.66	$0.56	$1.80	$1.08
Discontinued operations, net of minority interest	—	0.04	0.78	0.13
Net income available to common shareholders	$0.66	$0.60	$2.58	$1.21

Weighted average number of common shares outstanding	96,531	91,357	96,134	91,146

Diluted earnings per share:
Income available to common shareholders before discontinued operations	$0.64	$0.55	$1.77	$1.06
Discontinued operations, net of minority interest	—	0.04	0.78	0.13
Net income available to common shareholders	$0.64	$0.59	$2.55	$1.19
Weighted average number of common and common equivalent shares outstanding	98,213	93,016	97,454	92,897

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2003	December 31, 2002
	(in thousands, except for share amounts)
	(unaudited)
ASSETS

Real estate	$7,863,035	$7,781,684
Development in progress	445,003	448,576
Land held for future development	218,045	215,866
Real estate held for sale, net	—	224,585
Less: accumulated depreciation	(893,246)	(822,933)
Total real estate	7,632,837	7,847,778

Cash and cash equivalents	158,587	55,275
Cash held in escrows	18,187	41,906
Tenant and other receivables, net	21,185	20,458
Accrued rental income, net	160,586	165,321
Deferred charges, net	168,833	176,545
Prepaid expenses and other assets	22,090	18,015
Investments in unconsolidated joint ventures	93,904	101,905
Total assets	$8,276,209	$8,427,203

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Mortgage notes payable	$3,349,134	$4,267,119
Unsecured senior notes, net of discount	1,470,148	747,375
Unsecured bridge loan	—	105,683
Unsecured line of credit	—	27,043
Accounts payable and accrued expenses	49,299	73,846
Dividends and distributions payable	84,030	81,226
Interest rate contracts	12,677	14,514
Accrued interest payable	56,088	25,141
Other liabilities	63,771	81,085
Total liabilities	5,085,147	5,423,032

Commitments and contingencies	—	—
Minority interests	857,058	844,581
Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 97,107,811 and 95,441,890 shares issued and 97,028,911 and 95,362,990 shares outstanding in 2003 and 2002, respectively	970	954
Additional paid-in capital	2,032,952	1,982,689
Earnings in excess of dividends	327,222	198,586
Treasury common stock, at cost	(2,722)	(2,722)
Unearned compensation	(7,734)	(2,899)
Accumulated other comprehensive loss	(16,684)	(17,018)
Total stockholders’ equity	2,334,004	2,159,590
Total liabilities and stockholders’ equity	$8,276,209	$8,427,203

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
	(in thousands, except for per share amounts)
	(unaudited)

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gain on sale of real estate and other assets, discontinued operations and preferred dividend	$77,215	$69,707	$149,348	$133,434

Add:
Real estate depreciation and amortization	52,338	45,032	104,129	89,531
Income from discontinued operations	—	3,929	2,355	7,730
Income from unconsolidated joint ventures	1,353	1,659	4,011	3,341
Loss from early extinguishment of debt associated with the sale of 2300 N Street	—	—	1,474	—
Less:
Minority interests in property partnerships’ share of funds from operations	(842)	(593)	(1,708)	(1,312)
Preferred dividends and distributions	(5,852)	(8,223)	(11,623)	(16,623)

Funds from operations	124,212	111,511	247,986	216,101

Add (subtract):
Net derivative losses (SFAS No. 133)	991	4,826	1,923	5,129
Early surrender lease adjustment (2)	—	3,926	—	7,853
Funds from operations before net derivative losses (SFAS No. 133) and after early surrender lease adjustment	$125,203	$120,263	$249,909	$229,083

Funds from operations available to common shareholders before net derivative losses (SFAS No. 133) and after early surrender lease adjustment	$103,360	$98,165	$206,096	$187,094

Weighted average shares outstanding - basic	96,531	91,357	96,134	91,146
FFO per share basic before net derivative losses (SFAS No. 133) and after early surrender adjustment	$1.07	$1.07	$2.14	$2.05
FFO per share basic after net derivative losses (SFAS No. 133) and before early surrender lease adjustment	$1.06	$1.00	$2.13	$1.94

Weighted average shares outstanding - diluted	107,408	105,982	106,652	105,870
FFO per share diluted before net derivative losses (SFAS No. 133) and after early surrender lease adjustment	$1.03	$1.02	$2.06	$1.95
FFO per share diluted after net derivative losses (SFAS No. 133) and before early surrender lease adjustment	$1.02	$0.95	$2.04	$1.84

(1)             Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), including non-recurring items), for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. In addition to presenting FFO in accordance with the NAREIT definition, we also disclose FFO after specific supplemental adjustments, including net derivative losses and early surrender lease adjustments. Although our FFO as adjusted clearly differs from NAREIT's definition of FFO, as well as that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and FFO as adjusted should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)             Represents cash received under contractual obligations.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2003	December 31, 2002
Greater Boston	89.2%	91.8%
Greater Washington, D.C.	95.2%	95.9%
Midtown Manhattan	98.7%	98.4%
Baltimore, MD	98.5%	97.6%
Richmond, VA	91.4%	91.8%
Princeton/East Brunswick, NJ	94.8%	93.3%
Greater San Francisco	85.9%	87.4%
Bucks County, PA	100.0%	100.0%
Total Portfolio	92.8%	93.9%

	% Leased by Type
	June 30, 2003	December 31, 2002
Class A Office Portfolio	93.2%	94.1%
Office/Technical Portfolio	87.3%	89.7%
Industrial Portfolio	89.3%	100.0%
Total Portfolio	92.8%	93.9%